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                                                                    Exhibit 3.20


                           ARTICLES OF INCORPORATION

                                      OF

                             FORAGE GENETICS, INC.



THE UNDERSIGNED, for purposes of forming a corporation under Chapter 302A of the Laws of the State of Minnesota, as amended, does hereby sign and acknowledge these Articles of Incorporation.


                                   ARTICLE I.

The name of the Corporation is Forage Genetics, Inc.



                                  ARTICLE II.

The purposes of this Corporation are general business purposes.


                                  ARTICLE III.


This Corporation shall possess all powers necessary to conduct any business in which it is authorized to engage, including but not limited to all those powers expressly conferred upon business corporations by Minnesota Statutes, together with those powers necessarily implied therefrom.


                                  ARTICLE IV.

This Corporation shall have perpetual duration.

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                                   ARTICLE V.

This location and post office address of the registered office of this Corporation in Minnesota, County of Ramsey is:

                             Forage Genetics, Inc.

                             4001 Lexington Ave. N.

                          Arden Hills, Minnesota 55126


                                  ARTICLE VI.

The total authorized capital of this Corporation is 100,000 shares of common stock, par value $1.00 per share. There shall be no cumulative voting by the shareholders of the Corporation. The shareholders of this Corporation shall not have preemptive rights to subscribe for or acquire securities or rights to purchase securities of any kind, class or series of the Corporation.


                                  ARTICLE VII.

The name and post office address of the incorporator of this Corporation is:

                            Brent G. Wennberg, Esq.

                             4001 Lexington Ave. N.

                          Arden Hills, Minnesota 55126



                                 ARTICLE VIII.

The names and addresses of the first directors, who shall serve as the directors until the first annual meeting of shareholders or until their successors are elected and qualified, are as follows:


                    Robert Thedinger             P. O. Box 1393
                                                 St. Joseph, MO 64502




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                         William Whitacre          P. O. 1393
                                                   St. Joseph, MO 64502

                         John Gherty               4001 Lexington Ave. N.
                                                   Arden Hills, MN 55126

                         Duane Halverson           5500 Cenex Dr.
                                                   Inver Grove Heights, MN 55075

                         Brent Wennberg            4001 Lexington Ave. N.
                                                   Arden Hills, MN 55126

                         Dave Seehusen             2827 8th Ave. S.
                                                   Fort Dodge, IA 50501



                                  ARTICLE IX.

An action required or permitted to be taken at a meeting of the Board of Directors of this Corporation may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by all of the directors unless the action need not be approved by the shareholders of this Corporation, in which case the action may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by the number of directors that would be required to take the same action of a meeting of the Board of Directors of this Corporation at which all of the directors were present.



                                   ARTICLE X.

No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (c) under Sections 302.A.559 or 80A.23 of Minnesota Statutes; (d) for any transaction from which the director


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derived an improper personal benefit; or (e) for any act or omission occurring prior to the date when these articles become effective.



IN WITNESS WHEREOF, the undersigned does hereunto set his hand this 27th day of September 1991.



                                             /s/ Brent G. Wennberg
                                             ________________________________

                                             BRENT G. WENNBERG

STATE OF MINNESOTA    )

                      ) ss.

COUNTY OF RAMSEY      )



The foregoing instrument was acknowledged before me by this 27th day of September 1991.



[SEAL]
                                             /s/ Carolee J. Mayrand
                                             ________________________________


                                              STATE OF MINNESOTA
                                              DEPARTMENT OF STATE
                                                     FILED
                                                  SEP 30 1991
                                             [Illegible Signature]
                                              SECRETARY OF STATE


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